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                                                                     EXHIBIT 4.5










                                     FORM OF

                           XCEL PHARMACEUTICALS, INC.

                            2002 STOCK INCENTIVE PLAN


                           (Effective ________, 2002)

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
SECTION 1. ESTABLISHMENT AND PURPOSE.........................................  1

SECTION 2. DEFINITIONS.......................................................  1

SECTION 3. ADMINISTRATION....................................................  4
  (a)  Committee Composition.................................................  4
  (b)  Committee for Non-Officer Grants .....................................  5
  (c)  Committee Procedures..................................................  5
  (d)  Committee Responsibilities............................................  5

SECTION 4. ELIGIBILITY.......................................................  6
  (a)  General Rule..........................................................  6
  (b)  Transferability.......................................................  6
  (c)  Limitation on Grants..................................................  8
  (d)  Ten-Percent Stockholders..............................................  8
  (e)  Attribution Rules.....................................................  8
  (f)  Outstanding Stock.....................................................  8

SECTION 5. STOCK SUBJECT TO PLAN.............................................  8
  (a)  Basic Limitation......................................................  8
  (b)  Annual Increase in Shares ............................................  8
  (c)  Additional Shares.....................................................  9
  (d)  Dividend Equivalents..................................................  9

SECTION 6. RESTRICTED SHARES.................................................  9
  (a)  Restricted Stock Agreement............................................  9
  (b)  Payment for Awards ...................................................  9
  (c)  Vesting...............................................................  9
  (d)  Voting and Dividend Rights............................................  9

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES..................... 10
  (a)  Duration of Offers and Nontransferability of Rights................... 10
  (b)  Purchase Price........................................................ 10
  (c)  Withholding Taxes..................................................... 10
  (d)  Restrictions on Transfer of Shares.................................... 10

SECTION 8. TERMS AND CONDITIONS OF OPTIONS................................... 10
  (a)  Stock Option Agreement................................................ 10
  (b)  Number of Shares...................................................... 10
  (c)  Exercise Price........................................................ 10
  (d)  Withholding Taxes..................................................... 11
  (e)  Exercisability and Term............................................... 11
  (f)  Nontransferability ................................................... 11

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                                                                            Page
                                                                            ----
  (g)  Exercise of Options Upon Termination of Service....................... 11
  (h)  Effect of Change in Control........................................... 11
  (i)  Leaves of Absence..................................................... 11
  (j)  No Rights as a Stockholder............................................ 12
  (k)  Modification, Extension and Renewal of Options ....................... 12
  (l)  Restrictions on Transfer of Shares ................................... 12
  (m)  Buyout Provisions..................................................... 12

SECTION 9. PAYMENT FOR SHARES................................................ 12
  (a)  General Rule.......................................................... 12
  (b)  Surrender of Stock.................................................... 12
  (c)  Services Rendered..................................................... 13
  (d)  Cashless Exercise..................................................... 13
  (e)  Exercise/Pledge....................................................... 13
  (f)  Promissory Note....................................................... 13
  (g)  Other Forms of Payment................................................ 13

SECTION 10. STOCK APPRECIATION RIGHTS........................................ 13
  (a)  SAR Agreement......................................................... 13
  (b)  Number of Shares...................................................... 13
  (c)  Exercise Price........................................................ 14
  (d)  Exercisability and Term............................................... 14
  (e)  Effect of Change in Control........................................... 14
  (f)  Exercise of SARs...................................................... 14
  (g)  Special Holding Period................................................ 14
  (h)  Special Exercise Window............................................... 14
  (i)  Modification or Assumption of SARs.................................... 14

SECTION 11. STOCK UNITS...................................................... 15
  (a)  Stock Unit Agreement.................................................. 15
  (b)  Payment for Awards.................................................... 15
  (c)  Vesting Conditions.................................................... 15
  (d)  Voting and Dividend Rights............................................ 15
  (e)  Form and Time of Settlement of Stock Units............................ 15
  (f)  Death of Recipient ................................................... 15
  (g)  Creditors' Rights..................................................... 16

SECTION 12. ADJUSTMENT OF SHARES............................................. 16
  (a)  Adjustments........................................................... 16
  (b)  Dissolution or Liquidation............................................ 16
  (c)  Reorganizations....................................................... 16
  (d)  Reservation of Rights................................................. 17

SECTION 13. DEFERRAL OF AWARDS............................................... 17

SECTION 14. AWARDS UNDER OTHER PLANS......................................... 18

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                                                                            Page
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SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES......................... 18
  (a)  Effective Date........................................................ 18
  (b)  Elections to Receive NSOs, Restricted Shares or Stock Units........... 18
  (c)  Number and Terms of NSOs, Restricted Shares or Stock Units............ 18

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS................................ 18

SECTION 17. WITHHOLDING TAXES................................................ 18
  (a)  General............................................................... 18
  (b)  Share Withholding..................................................... 19

SECTION 18. NO EMPLOYMENT RIGHTS............................................. 19

SECTION 19. DURATION AND AMENDMENTS.......................................... 19
  (a)  Term of the Plan...................................................... 19
  (b)  Right to Amend or Terminate the Plan.................................. 19
  (c)  Effect of Amendment or Termination.................................... 19

SECTION 20. EXECUTION........................................................ 20

                           XCEL PHARMACEUTICALS, INC.

                            2002 STOCK INCENTIVE PLAN

SECTION 1.        ESTABLISHMENT AND PURPOSE.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives,
(b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) and SARs.

SECTION 2.        DEFINITIONS.

         (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.

         (b) "Award" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

         (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (d) "Change in Control" shall mean the occurrence of any of the following events:

             (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

             (ii) Any transaction (other than issuance of shares by the Company for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than fifty percent (50%) of the combined voting power of the Company's outstanding equity securities; or

             (iii) The sale, transfer or other disposition of all or substantially all of the Company's assets; or

             (iv) Any other event determined by the Board of Directors to constitute a Change of Control for purposes of this Plan.

                                        -1-

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         For purposes of this Section 2(d), the term "person" shall have the
                              -------------
same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and
(2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

         Any other provision of this Section 2(d) notwithstanding, a transaction
                                     ------------
shall not constitute a Change in Control if its sole purpose is to (x) change the state of the Company's incorporation or (y) create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3
                                                                       ---------
below.

         (g) "Company" shall mean Xcel Pharmaceuticals, Inc., a Delaware corporation.

         (h) "Consultant" shall mean a consultant or advisor who is an Employee and who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor or a member of the board of directors of the Company, a Parent or a Subsidiary. Service as a Consultant shall be considered Service for all purposes of the Plan. Notwithstanding any other provision herein to the contrary, a Consultant may be an entity.

         (i) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Exercise Price" shall mean, (x) in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement, and (y) in the case of a SAR, an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

         (l) "Fair Market Value," with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

             (i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

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             (ii) If the Stock was traded on The Nasdaq Stock Market, then the
         Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

             (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

             (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (m) "ISO" shall mean an incentive stock option described in Section 422 of the Code.

         (n) "Nonstatutory Option" or "NSO" shall mean a stock option that is not an ISO.

         (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan pursuant to an Award (other than upon exercise of an Option).

         (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (q) "Optionee" shall mean an individual or estate holding an Option or SAR.

         (r) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary.

         (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

         (t) "Participant" shall mean an individual or estate holding an Award.

         (u) "Plan" shall mean this Xcel Pharmaceuticals, Inc. 2002 Stock Incentive Plan, as amended from time to time.

         (v) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

         (w) "Restricted Share" shall mean a Share awarded under the Plan pursuant to a Restricted Share Agreement.

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         (x) "Restricted Share Agreement" shall mean the agreement between the
Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

         (y) "SAR" shall mean a stock appreciation right granted under the Plan pursuant to a SAR Agreement.

         (z) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

         (aa) "Service" shall mean service as an Employee, Consultant or Outside Director.

         (bb) "Share" shall mean one share of Stock, as adjusted in accordance with Section 12 below (if applicable).
     ----------

         (cc) "Stock" shall mean the Common Stock of the Company.

         (dd) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         (ee) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

         (ff) "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

         (gg) "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

         (hh) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (ii) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

SECTION 3. ADMINISTRATION.

        (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of three (3) or more directors of the Company, who shall be appointed by the Board of Directors. In addition, the composition of the Committee shall satisfy:

              (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

              (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

        (b) Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not satisfy the requirements of
Section 3(a) above, who may administer the Plan with respect to Employees who
------------
are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

        (c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

              (i) To interpret the Plan and to apply its provisions;

              (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

              (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

              (iv) To determine when Shares are to be awarded or offered for sale and when Awards are to be granted under the Plan;

              (v) To select the Offerees and Optionees;

              (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Award;

              (vii) To prescribe the terms and conditions of each Award, including (without limitation) the Purchase Price (or the Exercise Price in the case of an Option), the vesting of the Award (including accelerating the vesting of Awards), whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the Stock Purchase Agreement or Stock Option Agreement (as applicable) relating to such Award;

                (viii) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                (ix) To prescribe the consideration for the grant of each Award and to determine the sufficiency of such consideration;

                (x) To determine the disposition of each Award in the event of an Optionee's or Offeree's divorce or dissolution of marriage;

                (xi) To determine whether Awards will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

                (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

                (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority to any person to grant Awards to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.

SECTION 4. ELIGIBILITY.

         (a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Shares.

         (b) Transferability. Except as otherwise provided by the Board of
Directors:

                (i) Except as provided by subsections (iv) and (v) below, no
                                          ----------------     ---
         Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution;

                (ii) An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative;

                (iii) Except as provided in subsections (iv) and (v) below, no
                                            ----------------     ---
         Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution,
`        attachment or similar process;

                (iv) An NSO can be assigned in accordance with the terms of a "qualified domestic relations order" within the meaning of Section
                                                                   -------
        414(p) of the Code;
        ------

                (v) The Committee may permit an Optionee to transfer all or any portion of an NSO, or authorize that all or a portion of any NSO to be granted to an Optionee may be transferred by such Optionee, to:

                    (A) the spouse, children or grandchildren of the Optionee
                (the "Immediate Family Members"),

                    (B) a trust or trusts for the exclusive benefit of such
                Immediate Family Members and/or such Optionee, or

                    (C) a partnership or limited liability company, the partners or members of which are limited to the Optionee and/or such Immediate Family Members

                (collectively, the "Permitted Transferees"); provided,
                                                             --------
                however, that (x) the Optionee receives no consideration for
                -------
                any such transfer and (y) subsequent transfers of the transferred NSO shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic order. The Stock Option Agreement or other documents evidencing the NSO with respect to which such transferability is authorized at the time of grant must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 4(b)(v);
                                            ---------------

                (vi) Following the transfer of any NSO under subsections (iv) or
                                                             ---------------
         (v) above,
         ---

                    (A) such NSO shall continue to be subject to the same terms and conditions as were in effect immediately prior to the transfer; provided, however, that the term "Offeree" shall be
                          --------  -------
                deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Optionee, as applicable, to the extent necessary to enable such person to exercise the transferred
                NSO in accordance with the terms of this Plan and applicable law, and

                    (B) the provisions regarding the Optionee's cessation of
                Service or death shall continue to be applied with respect to the original Optionee and, upon the Optionee's cessation of Service or death, the NSO shall be exercisable only to the extent and for the periods specified in the Stock Option Agreement evidencing the NSO;

                (vii) Any Optionee desiring to transfer an NSO pursuant to subdivision (v) above shall make application therefor in the manner and
        ---------------
        at the time specified by the Committee and shall comply with such other requirements as the Committee may determine to be necessary to insure compliance with all applicable securities laws. Notwithstanding any other provision herein to the contrary, the Committee shall not

                                        - 7 -
70012313v6
        permit a transfer of an NSO if such transfer cannot be made in compliance with all applicable securities laws; and

                (viii) Neither the Committee nor the Company shall have any obligation to inform any transferee of an NSO of any expiration, termination, lapse or acceleration of such NSO.

        (c) Limitation on Grants. No Employee, Consultant or Outside Director shall be granted Options to purchase more than Two Hundred Thousand (200,000)
                                               -------------------- ---------
Shares in any fiscal year of the Company, except that Options granted to a new Employee, Consultant or Outside Director in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than Three
                                                                        -----
Hundred Thousand (300,000) Shares (in each case subject to adjustment in
---------------- ---------
accordance with Section 12 below).
                ----------

        (d) Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

        (e) Attribution Rules. For purposes of Section 4(d) above, and only to
                                               ------------
the extent required by the Code, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

        (f) Outstanding Stock. For purposes of Section 4(d) above, "outstanding
                                               ------------
stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

        (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares subject to the Plan shall not exceed Two Million (2,000,000), plus the
                                     ----------- -----------
additional Shares described in Sections 5(b) and (c) below. The limitation of
                               -------------     ---
this Section 5(a) shall be subject to adjustment pursuant to Section 12 below.
     ------------                                            ----------

        (b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2003, the aggregate number of Shares subject to the Plan shall automatically increase by a number equal to the lesser of: (i) One Percent (1%) of the fully diluted outstanding shares of Stock of the Company on such date or
(ii) a lesser amount determined by the Board of Directors. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 12 below. The number of Shares that are subject
                       ----------
to Awards shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

                                     - 8 -
70012313v6

        (c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section
                                                                       -------
5(a) above and the balance shall again become available for Awards under the
----
Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section
                                                                       -------
5(a) above and the balance shall again become available for Awards under the
----
Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

        (d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Shares available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

        (a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

        (c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Total and Permanent Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

        (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

        (a) Duration of Offers and Nontransferability of Rights. Except as otherwise provided by the Committee, any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree thirty (30) days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

        (b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Section 6(b) above, as determined by the Committee.
                       ------------


        (c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

        (d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

        (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9 below.
                       ---------

        (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 below. Options granted
                                             ----------
to an Optionee in a single fiscal year of the Company shall not pertain to more than Two Hundred Thousand (200,000) Shares, except that Options granted to a new
     -------------------- ---------
Employee, Consultant or Outside Director in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than Three
                                                                        -----
Hundred Thousand (300,000) Shares.
---------------- ---------

        (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than One Hundred Percent (100%) of the Fair Market Value of a Share on the date of grant (One Hundred Ten Percent (110%) for Employees as described in Section 4(d) above). In
                                                         ------------
no event shall the Exercise Price of an NSO be less than the par value of a Share. Subject to the foregoing in this Section 8(c), the Exercise Price under
                                        ------------
                                - 10 -
any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9
                                                                 ---------
below. Notwithstanding the foregoing, an Option may be granted with an Exercise Price lower than that prescribed in this Section 8(c) pursuant to a merger or
                                         ------------
other corporation transaction as contemplated by Section 424(a) of the Code.

     (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided,
                                                                  --------
however, that the term of an ISO shall in no event exceed ten (10) years from
-------
the date of grant (five (5) years for Employees described in Section 4(d)
                                                             ------------
above). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all
     ------------
or any installment of an Option is to become exercisable and when an Option is to expire.

     (f) Nontransferability. Except as otherwise provided by the Committee, during an Optionee's lifetime, his or her Option(s) shall be exercisable only by the Optionee and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

     (g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company, a Parent or Subsidiary, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined at the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

     (h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     (i) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or a Parent or

Subsidiary) as determined in the sole discretion of the Committee. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

     (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 12 below.
----------

     (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

     (m) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES.

     (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Sections 9(b) through 9(g)
                                                      -------------         ----
below.

     (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his or her representative for more than twelve (12) months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section
                                                                     -------
6(b) above.
----

     ( d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

     (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

     (f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

     (g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. STOCK APPRECIATION RIGHTS.

     (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12 below. SARs granted to any Optionee in a single
                ----------
calendar year shall in no event pertain to more than Two Hundred Thousand
                                                     --------------------
(200,000) Shares, except that SARs granted to a new Employee, Consultant or
 -------
Outside Director in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than Three Hundred Thousand (300,000)
                                               ----------------------  -------
Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12 below.
                              ----------

     (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     (e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

     (f) Exercise of SARs. In the discretion of the Committee, a SAR Agreement may provide that, if, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

     (g) Special Holding Period. To the extent required by Section 16 of the Exchange Act or any rule thereunder, a SAR shall not be exercised for cash unless both it and the related Option have been outstanding for more than six
(6) months.

     (h) Special Exercise Window. To the extent required by Section 16 of the Exchange Act or any rule thereunder, a SAR may only be exercised for cash during a period which (i) begins on the third (3rd) business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (ii) ends on the forty-fifth (45th) business day following such date. This Section 10(h) shall not apply if the exercise occurs automatically on
           -------------
the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs that are exercisable only in the event of a Change in Control.

     (i) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS.

     (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     (c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

     (d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

     (e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12 below.
                                                            ----------

     (f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     (g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES.

     (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i)   The number of Shares available for future Awards under Section 5
                                                                       ---------
     above;


          (ii) The limitations on the number of Shares that may be granted under this Plan (including the limitations set forth in Sections 4(c), 8(b)
                                                             -------------  ----
     and 10(b) above);
         -----

          (iii) The number of Shares covered by each outstanding Option and SAR;

          (iv)  The Exercise Price under each outstanding Option and SAR; or

          (v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by
                           ----------
reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

          (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

          (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

          (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards with substantially the same terms as the outstanding Awards;

          (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

          (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

     (d)  Reservation of Rights. Except as provided in this Section 12, an
                                                            ----------
Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

     The Committee (in its sole discretion) may permit a Participant to:

     a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

     b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

     c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be
                                                       ----------
credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the

Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.
                       ----------

SECTION 14. AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Section 5 above.
---------

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     (a)  Effective Date. No provision of this Section 15 shall be effective
                                               ----------
unless and until the Board of Directors has determined to implement such provision.

     (b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees, if any, from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board of Directors. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on
                                 ----------
the prescribed form.

     (c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees, if any, that would otherwise be paid in cash shall be calculated in a manner determined by the Board of Directors. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board of Directors.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

     (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The

Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, the Participant may not surrender Shares
                     --------  -------
to satisfy withholding or income tax obligations in excess of the minimum legally required obligations. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 18. NO EMPLOYMENT RIGHTS.

     No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company, its Parents and its Subsidiaries reserve the right to terminate any person's Service at any time and for any or no reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on [______, 2012] and may be terminated on any earlier date pursuant to Section 19(b) below.
            -------------

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

SECTION 20. EXECUTION.

     To record the adoption of the Plan by the Board of Directors effective as of ___________, 2002, the Company has caused its authorized officer to execute the same.

                                              XCEL PHARMACEUTICALS, INC.
                                              a Delaware corporation

                                              By
                                                 -------------------------------
                                                    Name:
                                                    Title: